INVESTMENT EDGE &
INVESTMENT EDGE SELECT
Application for an Individual Annuity

First-Class Mail:
AXA Equitable
Retirement Service Solutions
P.O. Box 1577
Secaucus, NJ 07096-1577

redefining / standards®

Express Mail:
AXA Equitable
Retirement Service Solutions
500 Plaza Drive, 6th Floor
Secaucus, NJ 07094-3619

For Assistance, please call 888-517-9000
www.axa.com

PLEASE PRINT

1. Contract Series and Type

REQUIRED

A. Choose a Contract Series: ☐ **Investment Edge** ($10,000 minimum contribution) ☐ **Investment Edge Select** ($25,000 minimum contribution)

B. Choose a Contract Type:
☐ Non-Qualified
☐ Traditional IRA
☐ Roth IRA
☐ SEP IRA
☐ Qualified Plan Defined Contribution (DC)
☐ Qualified Plan Defined Benefit (DB)
☐ Inherited IRA BCO (Direct Transfer of Decedent IRA)
☐ Inherited Roth IRA BCO (Direct Transfer of Decedent Roth IRA)
☐ Inherited NQ (1035 Exchange of Decedent NQ)
☐ Non-Spousal Beneficiary QP Direct Rollover to an Inherited IRA BCO
☐ Non-Spousal Beneficiary QP Direct Rollover to an Inherited Roth IRA BCO

REQUIRED

C. Total Initial Contribution(s): $ ______________ (Estimated Value Required In Case of Transfer or Exchange)
Specify Method(s) of Payment:
☐ Check or Wire (make check payable to: AXA Equitable)
☐ 1035 Exchange(NQ, Inherited NQ)
☐ CD or Mutual Fund Proceeds (NQ)
☐ Direct Transfer (IRA, Roth IRA or SEP IRA)
☐ Registered Representative Client will request funds (AXA Equitable's assistance in collecting funds not required) (IRA or Roth IRA)
☐ Rollover (IRA, Roth or SEP IRA)
☐ IRA Regular Contribution for the year 20____ (IRA or Roth IRA)
☐ Employer Contribution to SEP IRA **(Employee contributions not permitted)**
☐ Direct Rollover (Non-Spousal Beneficiary QP to Inherited IRA only)
☐ Direct Rollover (Non-Spousal Beneficiary QP to an Inherited Roth IRA)

2. Account Registration (Please print) (Must be legal resident of U.S.)

REQUIRED

A. Owner (Check one) ☐ Individual ☐ UGMA/UTMA (Child's SSN ______________________)

The Owner types below require additional form(s). See the New Business Form Booklet for more information.
☐ Trust ☐ Qualified Plan Trust (DC/DB) ☐ Other Non-Natural Owner
☐ Beneficiary of Deceased IRA or NQ Owner ☐ Non-Spousal Beneficiary of Deceased QP Participant
☐ Custodian (IRA/Roth)

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ______________ **Daytime Phone #** ______________

Owner Name ____
(First) (Middle Initial) (Last)

Employer Name (for SEP IRA contracts only) ______________________________

Owner Taxpayer Identification Number (Please check one.) ☐ **SSN** ☐ **EIN** ☐ **ITIN** ______________

____
U.S. Primary Residential Address only — No P.O. Box City State Zip Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 11.

Email Address ____

AXA Equitable Life Insurance Company
Home Office: 1290 Avenue of the Americas, New York, NY 10104
X03888_National
AXA Distributors, LLC
ICC15 App 02 IE
Cat. No. 154092 All Series
Page 1 of 9

B. PATRIOT Act Information

If the owner is not an individual, the annuitant must complete this section.

R E Q U I R E D

U.S. Citizen ☐ Yes ☐ No If **yes,** check one: ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

If **no**, check either: ☐ U.S. Visa (Complete below) or ☐ Permanent Resident (Green Card) (Copy of document required)

Identification/Passport# Exp. Date U.S. Visa Type (if applicable)

Your Employer's Name Your Occupation

C. Joint Owner

(Must be legal resident of U.S.) NQ Only

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** __________ **Daytime Phone #** __________

Name __________

(First) (Middle Initial) (Last)

Taxpayer Identification Number (Please check one.) ☐ **SSN** ☐ **ITIN** __________

U.S. Primary Residential Address — No P.O. Box City State Zip Code

Email Address __________

Joint Owner Form of Identification (Please check one) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number Exp. Date (MM/DD/YYYY)

D. Annuitant

(If other than Owner.) Annuitant must complete the PATRIOT Act Information section 2B above if the owner is NOT an individual.

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** __________ **Daytime Phone #** __________

Name __________

(First) (Middle Initial) (Last)

Taxpayer Identification Number (Please check one.) ☐ **SSN** ☐ **ITIN** __________

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the Annuitant's 95th Birthday. You may commence payments earlier by submitting a written request to our Processing Office in accordance with the Contract.

E. Joint Annuitant

- **For NQ 1035 Exchange Contracts that are Joint Annuitants who are spouses.**

☐ Male ☐ Female **Date of Birth (MM/DD/YYYY)** __________ Daytime Phone # __________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

ICC15 App 02 IE

Investment Edge — All Series

Page 2 of 9

3. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries.)

REQUIRED

Please enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. ______________________ ____% ______________________
Primary Beneficiary Name — Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________________ ______________ Date of Birth
______________________ Address ______________ Phone #

2. ______________________ ____% ______________________
Primary Beneficiary Name — Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________________ ______________ Date of Birth
______________________ Address ______________ Phone #

B. Contingent

1. ______________________ ____% ______________________
Contingent Beneficiary Name — Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________________ ______________ Date of Birth
______________________ Address ______________ Phone #

2. ______________________ ____% ______________________
Contingent Beneficiary Name — Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________________ ______________ Date of Birth
______________________ Address ______________ Phone #

[1] Please enter the relationship to the annuitant when the Owner is not an Individual.

4. Optional Guaranteed Benefit Rider Election

This optional rider is purchased for an additional charge. You should read the prospectus, disclosure on page 8 and applicable supplements for more complete information including the limitations, restrictions, charges and other information that apply to this rider before making an election.

If you do not elect this Optional Guaranteed Benefit Rider, the Death Benefit is equal to the return of account value.

- The benefit rider is optional and may only be elected at the time of application. As long as this rider is in effect, there are additional charges for this rider which may increase based on your attained age. You may drop this rider at any time.
- **Please note:** This rider will automatically be dropped once you elect Income Edge Series and your election becomes effective. Unless and until your Income Edge Series election becomes effective, the rider will continue to remain in effect as will any limitations, restrictions, and/or charges applicable under the rider.

4A: PROTECTED PREMIUM DEATH BENEFIT

If you do not make an election in this section, the Protected Premium Death Benefit is declined and your contract will be issued with a Return of Account Value death benefit.

☐ **Yes,** I wish to elect **Protected Premium Death Benefit** (Available for Owner issue ages 0-85)[1]

[1] Not available for Inherited NQ

5. General Dollar Cost Averaging (DCA)

- Please select the DCA destination funds in Section 6. The first DCA transfer to these funds will occur upon issuance of your contract; subsequent DCA transfers will occur monthly over the remaining portion of the time period selected below.
- The remaining portion of your initial contribution not allocated to the DCA destination funds will be allocated to the DCA EQ/Money Market.
- Your future contributions will be allocated according to the instructions provided in Section 6, unless otherwise instructed by you.

Check box for one time period. ☐ 3 months ☐ 6 months ☐ 12 months

ICC15 App 02 IE
Investment Edge — All Series
Page 3 of 9

REQUIRED

6. Investment Selection

- You must allocate your initial contribution among the Packaged Portfolios/Alternative Options and the Investment Options below using the Contribution Allocation % column.
- All future contributions will be allocated according to the percentages below unless otherwise instructed by you.
- If you elected General Dollar Cost Averaging in Section 5, the DCA transfers will be made periodically according to the allocation instructions provided below.

Packaged Portfolios and Alternative Options

Percentages must be whole numbers and must total 100%.

Contribution Allocation% (Required)	
	Charter Asset Allocation Portfolios
	Diversified Portfolios
________%	Charter℠ Conservative
________%	Charter℠ Moderate
________%	Charter℠ Moderate Growth
________%	Charter℠ Growth
________%	Charter℠ Aggressive Growth
	International Portfolios
________%	Charter℠ International Moderate
	Income and Rising Rate/Inflation Portfolios
________%	Charter℠ Income Strategies
________%	Charter℠ Interest Rate Strategies
________%	Charter℠ Real Assets
	Alternative Portfolios
________%	Charter℠ Alternative 100 Moderate
	Asset Allocation
	Risk Based Portfolios
________%	AXA Moderate Allocation
________%	AXA Moderate-Plus Allocation
________%	AXA Aggressive Allocation
	Manager Select Portfolios
________%	7Twelve™ Balanced Portfolio
________%	AXA/AB Dynamic Moderate Growth
________%	American Funds Insurance Series® Asset Allocation Fund℠
________%	BlackRock Global Allocation V.I. Fund
________%	First Trust/Dow Jones Dividend & Income Allocation Portfolio
________%	First Trust Multi Income Allocation Portfolio
________%	Franklin Founding Funds Allocation VIP Fund
________%	Franklin Income VIP Fund
________%	Invesco V.I. Balanced-Risk Allocation Fund
________%	Ivy Funds VIP Asset Strategy
________%	Janus Aspen Balanced Portfolio
________%	JPMorgan Insurance Trust Global Allocation Portfolio
________%	JPMorgan Insurance Trust Income Builder Portfolio
________%	PIMCO Global Multi-Asset Managed Allocation Portfolio
________%	Putnam VT Global Asset Allocation Fund
________%	QS Legg Mason Dynamic Multi-Strategy VIT Portfolio
________%	SEI VP Conservative Strategy Fund
________%	SEI VP Moderate Strategy Fund
________%	SEI VP Balanced Strategy Fund
________%	SEI VP Market Growth Strategy Fund
________%	SEI VP Market Plus Strategy Fund

Contribution Allocation% (Required)	
	Asset Allocation (Continued)
	All Asset Alternative Portfolios
________%	All Asset Aggressive - Alt 25
________%	All Asset Aggressive - Alt 50
________%	All Asset Aggressive - Alt 75
	Specialty
	Alternatives/Specialty
________%	ALPS/Red Rocks Listed Private Equity Portfolio
________%	AXA SmartBeta™ Equity
________%	EQ/Convertible Securities
________%	EQ/GAMCO Mergers and Acquisitions
________%	Guggenheim VIF Global Managed Futures Strategy Fund
________%	Janus Aspen INTECH U.S. Low Volatility Portfolio
________%	EQ/Low Volatility Global ETF
________%	Neuberger Berman Absolute Return Multi-Manager Portfolio
________%	Putnam VT Absolute Return 500 Fund
	Commodities
________%	AXA Natural Resources
________%	EQ/Energy ETF
________%	Ivy Funds VIP Energy
________%	PIMCO VIT CommodityRealReturn® Strategy Portfolio
________%	Van Eck VIP Global Hard Assets Fund
	REITs
________%	AB VPS Real Estate Investment Portfolio
________%	Invesco V.I. Global Real Estate Fund
________%	EQ/Real Estate PLUS
	Sector
________%	Invesco V.I. Global Health Care Fund
________%	Ivy Funds VIP Science and Technology
________%	MFS® Utilities Series
________%	Multimanager Technology
________%	T. Rowe Price Health Sciences Portfolio-II
	Large Cap Value Stocks
________%	AB VPS Growth and Income Portfolio
________%	EQ/BlackRock Basic Value Equity
________%	EQ/Boston Advisors Equity Income
________%	ClearBridge Variable Dividend Strategy Portfolio
________%	Franklin Mutual Shares VIP Fund
________%	EQ/Large Cap Value Index
________%	MFS® Value Series
________%	T. Rowe Price Equity-Income Portfolio-II

ICC15 App 02 IE

Investment Edge — All Series
Page 4 of 9

6. Investment Selection (Continued)

Investment Options

Contribution Allocation% (Required)

Large Cap Blend Stocks

- ________% American Funds Insurance Series® Growth-Income Fund℠
- ________% EQ/Common Stock Index
- ________% EQ/Equity 500 Index
- ________% Fidelity® VIP Contrafund® Portfolio
- ________% Franklin Rising Dividends VIP Fund
- ________% Hartford Capital Appreciation HLS Fund
- ________% MFS® Investors Trust Series
- ________% Putnam VT Research Fund

Large Cap Growth Stocks

- ________% EQ/Calvert Socially Responsible
- ________% ClearBridge Variable Aggressive Growth Portfolio
- ________% Hartford Growth Opportunities HLS Fund
- ________% EQ/Large Cap Growth Index
- ________% AXA/Loomis Sayles Growth
- ________% MFS® Research Series
- ________% EQ/T. Rowe Price Growth Stock

Mid Cap Stocks

Mid Cap Value Stocks

- ________% AB VPS Small/Mid Cap Value Portfolio
- ________% American Century VP Mid Cap Value Fund

Mid Cap Blend Stocks

- ________% EQ/Mid Cap Index

Mid Cap Growth Stocks

- ________% Federated Kaufmann Fund II
- ________% Fidelity® VIP Mid Cap Portfolio
- ________% EQ/Morgan Stanley Mid Cap Growth

Small Cap Stocks

Small Cap Value Stocks

- ________% Charter℠ Small Cap Value
- ________% EQ/GAMCO Small Company Value

Small Cap Blend Stocks

- ________% Invesco V.I. Small Cap Equity Fund
- ________% EQ/Small Company Index

Small Cap Growth Stocks

- ________% AXA/AB Small Cap Growth
- ________% Charter℠ Small Cap Growth
- ________% Ivy Funds VIP Micro Cap Growth

International Stocks

International Stocks

- ________% American Funds Insurance Series® International Growth and Income Fund℠
- ________% EQ/International Equity Index
- ________% Invesco V.I. International Growth Fund
- ________% EQ/MFS International Growth
- ________% MFS® International Value Portfolio
- ________% Neuberger Berman International Equity Portfolio

Contribution Allocation% (Required)

International Stocks (Continued)

Emerging Market Stocks

- ________% American Funds Insurance Series® New World Fund®
- ________% Delaware VIP® Emerging Markets Series
- ________% EQ/Emerging Markets Equity PLUS
- ________% Lazard Retirement Emerging Markets Equity Portfolio

Global Stocks

- ________% AB VPS Global Thematic Growth Portfolio
- ________% American Funds Insurance Series® Global Growth Fund℠
- ________% American Funds Insurance Series® Global Small Capitalization Fund℠
- ________% BlackRock Global Opportunities V.I. Fund
- ________% EQ/Oppenheimer Global
- ________% AXA/Templeton Global Equity Managed Volatility

Bonds

Core Bonds

- ________% EQ/Core Bond Index
- ________% Delaware VIP® Diversified Income Series
- ________% AXA/DoubleLine Opportunistic Core Plus Bond
- ________% Eaton Vance VT Floating-Rate Income Fund
- ________% Fidelity® VIP Strategic Income Portfolio
- ________% Janus Aspen Flexible Bond Portfolio
- ________% EQ/Intermediate Government Bond
- ________% Lord Abbett Series Fund Bond Debenture Portfolio
- ________% PIMCO VIT Total Return Portfolio
- ________% Putnam VT Diversified Income Fund

Short Term Bonds

- ________% AXA/AB Short Duration Government Bond
- ________% Delaware VIP® Limited-Term Diversified Income Series
- ________% EQ/PIMCO Ultra Short Bond

Inflation Linked (TIPS)

- ________% American Century VP Inflation Protection Fund
- ________% EQ/PIMCO Global Real Return

High Yield Bonds

- ________% EQ/High Yield Bond
- ________% Federated High Income Bond Fund II
- ________% Invesco V.I. High Yield Fund

International Bonds

- ________% PIMCO VIT Emerging Markets Bond Portfolio
- ________% PIMCO VIT Global Bond Portfolio (Unhedged)
- ________% Templeton Global Bond VIP Fund
- ________% Van Eck VIP Unconstrained Emerging Markets Bond Fund

Cash/Cash Equivalents

- ________% EQ/Money Market

ICC15 App 02 IE

Investment Edge — All Series
Page 5 of 9

7. Rebalancing

Your account value will be automatically reallocated to the Allocation selections in Section 6.

Please select a frequency.

☐ Quarterly ☐ Semi-Annually ☐ Annually

8. Broker Transfer Authority Disclosure

☐ **Yes.** I have granted authority to each of my Registered Representative(s), which are listed below, to act as my agent and provide to AXA Equitable Investment Option transfer instructions in writing, by telephone or electronically, and I hereby authorize and direct AXA Equitable to act on such instructions. I understand and acknowledge that AXA Equitable (i) may rely in good faith on the stated identity of the person(s) placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as we receive written notification in our Processing Office that broker transfer authority has been terminated. Upon receipt of such notification, AXA Equitable will terminate the Registered Representative's(s') ability to provide transfer instructions on your behalf. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

9. Current Insurance

BOTH questions in the Owner Response and the Registered Representative Response columns must be completed and match for the contract to be issued.

REQUIRED

Replacement Questions	Owner Response	Registered Representative Response
1. Does the Owner have any other existing life insurance or annuities? *(If yes, a State Replacement Form is required by NAIC model regulation states even if you answer no for question 2.)*	☐ Yes ☐ No	☐ Yes ☐ No
2. Will any life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued on the life of the Owner? *(If yes, complete the following below and submit a State Replacement Form and Sales Material Form, if required.)*	☐ Yes ☐ No	☐ Yes ☐ No

Company	Type of Plan	Year Issued	Certificate/Contract Number
Company	Type of Plan	Year Issued	Certificate/Contract Number
Company	Type of Plan	Year Issued	Certificate/Contract Number

10. Fraud Warning

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

ICC15 App 02 IE

Investment Edge — All Series
Page 6 of 9

11. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2, please complete the following:

Mailing Address — P.O. Box accepted City State Zip Code

12. Electronic Delivery

If you are enrolled to receive electronic delivery of ALL DOCUMENTS by your second contract date anniversary and maintain that enrollment going forward, the Contract Maintenance Fee Tier I of $50 will be waived.

I authorize AXA Equitable to send all documents regarding my contract to me electronically. This means that my contract, contract endorsements, annuity statements, confirmation notices, privacy policy, prospectuses and all other notices regarding my contract will be sent to me electronically.

My email address is1:

This authorization will continue unless and until revoked and means that AXA Equitable will send an email or notice to me when documents are available on AXA Equitable’s website. Please logon to axa.com to update your email address, revoke your authorization for electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. To receive and view such documents electronically, I understand I must register (with a user name and password) for online account access with AXA Equitable. Upon issuance of your contract you will receive an email providing a temporary password and instructions to register for online account access. Through this online account you can view, download or save statements and other documents to your home computer. If the email provided is not a valid address, you will receive paper versions of your statements and other contract related documents. When you agree to do transactions electronically on axa.com, you agree to the disclosures, terms and requirements pertaining to electronic transactions set forth on the website.

1 Custodially owned contracts: please provide the annuitant’s email address. Other non-natural owners (such as trusts): please provide the email address of the authorized signatory.

Investment Edge — All Series ICC15 App 02 IE Page 7 of 9

13. Signature and Acknowledgements

GENERAL DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- **ACCOUNT VALUE(S) ATTRIBUTABLE TO ALLOCATIONS TO THE VARIABLE INVESTMENT OPTIONS, AND ANY VARIABLE ANNUITY BENEFIT PAYMENTS I MAY ELECT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.**
- In the case of IRAs and Qualified Plans that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Contract does not provide additional benefits.
- Under penalty of perjury, I certify that the Taxpayer Identification Number in Section 2 is correct.
- All information and statements furnished in this application are true and complete to the best of my knowledge and belief.
- AXA Equitable may accept amendments to this application provided by me or under my authority.
- No Registered Representative has the authority to make or modify any Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. AXA Equitable must agree to any change made to the Contract and benefits applied for, or to the age at issue, in writing.
- Charges under the Contract generally apply for the duration of the Contract.
- Fees, Charges and Investment Options vary by Series.

Prospectus Information: **I acknowledge that I have received the most current prospectus and supplements, for Investment Edge. After reviewing my financial information and goals with my Registered Representative, I believe that this Certificate/Contract will meet my financial goals.**

REQUIRED

Consent for Delivery of Initial Prospectus on CD-ROM:

☐ **Yes.** By checking this box and signing the enrollment form/application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you understand the terms and conditions set forth in this application.

Contract State:

REQUIRED

We will issue and deliver a contract to you based upon your state of primary residence. If you sign the enrollment form/application in a state other than your primary residence state:

I certify that either: ☐ I have a second residence where the enrollment form/application was signed (the state of sale) **or** ☐ I work or maintain a business in the state where the enrollment form/application was signed (the state of sale). **(Please check one)**

X ______________________________
Owner Signature | City, State | Date (MM/DD/YYYY)

X ______________________________
Joint Owner Signature | City, State | Date (MM/DD/YYYY)

X ______________________________
Annuitant Signature (if different than Owner) | City, State | Date (MM/DD/YYYY)

X ______________________________
Joint Annuitant Signature | City, State | Date (MM/DD/YYYY)

Investment Edge — All Series
ICC15 App 02 IE
Page 8 of 9

14. Registered Representative Section

REQUIRED

A. **Did you (i) verify the identity by reviewing the driver's license/passport of the Owner, or in the case of an entity owner, obtain documentary evidence of entity's existence (e.g. articles of incorporation, trust agreement, etc.), and (ii) inquire about the source of the customer's assets and income?** ☐ **Yes** ☐ **No**

B. Is the Proposed Owner/Annuitant, or is their family member or close associate, a government, political official or foreign military official? ☐ **Yes** ☐ **No**

If "Yes", please provide explanation of position and relationship ____________________

C. Is the Proposed Owner/Annuitant currently an Active Duty* Member of the Armed Forces? ☐ **Yes** ☐ **No**

(If "**Yes**", you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES.)

* Active Duty means full-time in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X ____________________

Primary Registered Representative Signature | Social Security Number | Rep Code

____________________ ______% ____________________

Print Name | Phone Number

____

Client Account Number | Email Address | Rep Location

X ____________________

Registered Representative Signature | Social Security Number | Rep Code

____________________ ______% ____________________

Print Name | Phone Number

Registered Representative Use Only. Contact your home office for program information.

Once selected, program cannot be changed. Certain commission options may not be available through all selling Broker Dealers. Please check with your Broker Dealer for availability.

☐ **Option I** ☐ **Option II**[1] ☐ **Option III**[1]

[1] Applicable to Investment Edge only.

Investment Edge — All Series
Cat No. 154092
Page 9 of 9
ICC15 App 02 IE